As filed with the Securities and Exchange Commission on December 22, 2004.

Registration No. 333-38150

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

THE CHARLES SCHWAB CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3025021
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

120 Kearny Street

San Francisco, CA 94108

(Address of Principal Executive Offices)

U.S. TRUST CORPORATION 401(K) PLAN

(formerly known as the

401(K) PLAN AND ESOP OF UNITED STATES TRUST COMPANY

OF NEW YORK AND AFFILIATED COMPANIES)

(Full Title of the Plan)

Christopher V. Dodds

Executive Vice President and Chief Financial Officer

The Charles Schwab Corporation

120 Kearny Street

San Francisco, CA 94108

Telephone: 415/627-7000

(Name and Address of Agent for Service)

EXPLANATORY NOTE

The Charles Schwab Corporation (the “Registrant”) filed a Registration Statement on Form S-8 on May 31, 2000 (Registration No. 333-38150) (the “Registration Statement”) to register shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), for issuance pursuant to the 401(k) Plan and ESOP of the United States Trust Company of New York and Affiliated Companies (the “Plan”). Since the filing of the Registration Statement, the Plan was renamed the U.S. Trust Corporation 401(k) Plan. Effective January 1, 2004, the Plan was merged into the SchwabPlan Retirement Savings and Investment Plan. Accordingly, no future grants will be made pursuant to the Plan. This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement is filed to deregister all shares of Common Stock registered under the Registration Statement but unissued as of the date of this Amendment. Of the 18,000,000 shares of Common Stock registered under the Registration Statement, 15,248,166 shares were issued under the Plan. This Amendment is being filed to deregister the 2,751,834 unsold shares of Common Stock registered under the Registration Statement and issuable pursuant to the Plan.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Exhibit

24.1–7	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on December 22, 2004.

THE CHARLES SCHWAB CORPORATION

/s/ CHARLES R. SCHWAB

By:	Charles R. Schwab
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title

/S/ CHARLES R. SCHWAB Charles R. Schwab	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/S/ CHRISTOPHER V. DODDS Christopher V. Dodds	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Nancy H. Bechtle	Director

* C. Preston Butcher	Director

* Donald G. Fisher	Director

* Frank C. Herringer	Director

* Stephen T. McLin	Director

Name and Signature	Title

* George P. Shultz	Director

Paula A. Sneed	Director

* Roger O. Walther	Director

Robert N. Wilson	Director

David B. Yoffie	Director

*By:	/S/ CHRISTOPHER V. DODDS
Christopher V. Dodds
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit

24.1–7	Powers of Attorney.

5